As of April 30, 2008

Bradley T. Ray, Chairman & CEO

Geotec, Inc.

110 East Atlantic Ave., Suite 200

Delray Beach, FL 33444

Dear Bradley:

We are pleased to confirm the arrangements under which StoneGate Partners, LLC (“StoneGate”) is engaged by Geotec, Inc., a Florida corporation, or its assigns (“Geotec” or the “Company”) as exclusive placement agent for the Company and its projects as set forth below.

1.

Engagement

A.

General.  Subject to all of the terms hereof, StoneGate is hereby engaged as the exclusive placement agent with respect to all Transactions (as defined below), for a period of three (3) years from the date of execution hereof, for Geotec and for projects (each, a “Project” and collectively, the “Projects”) in which Geotec or its affiliates are involved; provided however, that StoneGate has the capacity to perform and provide the services required by Geotec or its affiliates.  The offerings of securities for Geotec and/or for Projects (as contemplated hereby) are referred to individually and collectively as the “Offering.”

For purposes of this Agreement, a “Transaction” shall mean (i) any sale of assets or securities issued by Geotec (including debt securities with an equity component) or by any subsidiary or affiliate of Geotec as a means of financing Geotec’s operations or financing any projects in which Geotec or its affiliates are involved (a “Financing”) and (ii) any Sale.  For purposes of this Agreement, a “Sale” shall mean any sale or exclusive license of all or substantially all of the assets of the Company or any reorganization by share exchange, consolidation, merger or similar transaction or series of related transactions in which the voting securities of the Company that are outstanding immediately prior to the consummation of such transaction do not represent, or are not converted into, securities of the surviving corporation of such transaction that, immediately after such transaction, together represent at least a majority of the total voting power of all securities of such surviving corporation, other than a Financing. Specifically excluded from any Transaction and Sale shall be the sale of hydrocarbons by Geotec, including but not limited to, coal, refined coal, asphaltite, gas, gob, culm, lignite, or other lower grade or dirty coals or carbon fly ash and for the remediation of soils.

StoneGate hereby accepts such engagement on a “best efforts” basis. The Company shall have the right to determine the amount to be raised in the Offering as well as final approval over all terms of the Offering. This Agreement shall not give rise to any commitment by StoneGate to purchase any of the Securities in the Offering, and StoneGate shall have no authority to bind the Company without the Company’s consent. With the consent of the Company (which shall not be unreasonably withheld) StoneGate may retain other brokers to act as sub-agents on its behalf in connection with the Offering; provided that StoneGate shall be responsible for compliance by such

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

brokers with the provisions of this Agreement, including Section 1D hereof and all payments made hereunder shall be payable by the Company to StoneGate and the Company shall have no direct obligation to such brokers.

B.

Offering Materials. The Offering will be made by means of a suitable private placement memorandum (the “PPM”) or, in lieu of such PPM, by means of an alternative information package (the “AIP”) which shall include appropriate information and a proposed Offering term sheet (the PPM or AIP, as the case may be, is referred to herein as the “Memorandum”), to be prepared by the Company, in consultation with StoneGate. It is possible that in the case of large institutional investors, the Memorandum may be shortened or not required in order to achieve such investment.  StoneGate will consult with the Company in this regard.   If any event relating to or affecting, among other things, the Company, or the Securities or the proposed operation of the Company as described in the Memorandum shall occur as a result of which it is necessary, in the opinion of StoneGate’s counsel or the Company’s counsel, to amend or supplement the Memorandum in order that the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a prospective investor, the Company shall promptly prepare and furnish to StoneGate a reasonable number of copies of the amendment or amendments of, or supplement or supplements to, the Memorandum (in form and substance satisfactory to StoneGate’s counsel) which will so amend or supplement the Memorandum. All other documents and materials to be used for circulation to investors (together with the Memorandum and any amendments or supplements thereto, collectively, “Investor Materials”) in connection with the Offering will be provided by the Company to StoneGate in advance, and no such documents or materials will be provided to investors without StoneGate’s prior approval. StoneGate will not provide any other written materials to investors without the Company’s prior approval.

C.

Responsibility for the Memorandum.  The Memorandum and all other Investor Materials shall be the responsibility of the Company, except for information concerning StoneGate provided in writing by StoneGate, which will be the responsibility of StoneGate. The Memorandum will include all information to be provided to accredited investors under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state “blue sky” laws. It shall be the Company’s obligation to ensure that neither the Memorandum nor any of the other Investor Materials shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. StoneGate will number each copy of the Memorandum and will keep strict control over the distribution of each copy of the Memorandum.

D.

Compliance with Securities Laws. Each of the Company and StoneGate agrees to conduct the Offering in a manner intended to qualify for the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

thereunder. Each of the Company and StoneGate agrees to limit offers to sell, and solicitations of offers to buy, and sales of, securities of the Company in connection with the Offering to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act. The Company and StoneGate each agree to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions. The Company shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions. StoneGate hereby represents that it is a registered broker-dealer and agrees that in connection with the Offering it shall act, and cause its agents to act, in compliance with applicable federal and state securities laws regarding the registration and conduct of business of broker-dealers and their agents. The Company will not, following the final closing date of the Offering, offer for sale or sell any securities if the effect would be the loss of exemption from the registration and qualification requirements under applicable Federal securities laws or state “blue sky” laws. The Company hereby represents that, except as set forth on Schedule I attached hereto, it has not engaged in any offering in the twelve months prior to the date of this Agreement which would, or in the opinion of StoneGate’s counsel might, cause an exemption from applicable Federal or state securities registration requirements to be unavailable for the offer and sale of the Securities. During the term of StoneGate’s engagement hereunder, the Company hereby agrees that it will not conduct any additional financings or offerings of any kind or endeavor to complete any ongoing financing or offering without the prior written approval of StoneGate. StoneGate shall provide the Company with reasonable advance notice of each jurisdiction in which it, or any broker-dealer or agent that StoneGate employs or engages, makes an offer, and shall, to the extent required by applicable law, be duly licensed or registered as a broker-dealer, and shall cause each such agent to be duly licensed or registered as an agent in each such jurisdiction.

E.

Right to Participate; Right to Reject. StoneGate, and any officer, employee, advisor or affiliate of StoneGate or its managing partners, shall be entitled to purchase the Securities sold in the Offering on the same terms and conditions as the other purchasers in the Offering, provided that each such purchaser is an accredited investor and the purchases are for his or its own account and not for resale. The Company shall have the right to reject any investor in this Offering on the basis of any reasonable good faith objection it may raise.

F.

Terms and Conditions of the Offering. The terms and conditions of the Offering shall be decided by the Company in its sole discretion, upon the advice of StoneGate

G.

Formation of Special Purpose Entities.   The Company or its designees shall be responsible to form or cause the formation of, and to operate, any Special Purpose Entity to be used as a financing vehicle for a Project and will serve, or cause a designee to serve s the General Partner (or in similar status) for such Special Purpose Entity.

2.

Compensation and Expenses

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

A.

Fees. For its services in connection with a Transaction, StoneGate will be entitled to receive a cash fee equal to 7% of the Aggregate Consideration received by Geotec or by the Project,  plus a cash fee equal to 1% of the Aggregate Consideration for StoneGate’s estimated expenses associated with such transaction.  In the event StoneGate is not able to raise the requisite capital or organize a syndicate of investment banks or broker-dealers for a Transaction within 180 days of the date of a subject engagement, Geotec shall be permitted to engage one or more investment banks directly to raise such capital; provided that StoneGate shall be entitled to a fee equal to the greater of: (i) one percent (1%) of the aggregate consideration received by Geotec or by the Project in connection with the Transaction and (ii) the maximum amount permitted by applicable law; provided further that StoneGate shall serve as the syndicate director for such Transaction.  StoneGate will not be entitled to a placement fee in connection with any investment in Geotec pursuant to the exercise of any warrant issued or issuable to StoneGate or its designees, or with respect to any funding received by Geotec in connection with the acquisition of limited liability company interests and/or tax credits from any related entity (such as Ecotec Coal, LLC) or by any third party person or entity. Compensation will be due upon the first and any subsequent closing of the sales of Securities in the Offering by wire transfer of immediately available funds at the closing to which such fee relates.

For purposes of this Agreement “Aggregate Consideration” shall have the meaning set forth in Annex 1.

B.

Expenses. Prior to a Closing, StoneGate shall have the right to submit invoices for its reasonable expenses incurred in connection with the Offering, and such amounts shall be paid promptly.  Upon a closing, such expenses shall be credited against the compensation due to StoneGate.

C.

Future Projects.  Geotec and StoneGate agree that for each Project for which StoneGate raises capital Geotec and StoneGate or its nominees shall share pari passu Geotec’s interest in such Project on a 50/50 basis.  The Company expects that each Project will consist of 20 million tons of refined coal.  The Company estimates that the start-up costs per Project will be approximately $10,000,000. Pursuant to section 1 hereof, StoneGate has been engaged to act as the lead investment banker for such projects.  The Company is currently planning on implementation of up to ten such projects.

3.

Due Diligence and Company Material; Confidentiality

A.

Due Diligence and Company Material. The Company shall make members of management and other employees reasonably available to StoneGate for purposes of satisfying StoneGate’s due diligence requirements and consummating the Offering, and shall commit such time and other resources as are reasonably necessary or appropriate to secure reasonable and timely

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

success of the Offering. The Company shall cooperate with StoneGate in connection with, and shall make available to StoneGate, such documents and other information, including information about its intellectual property, as StoneGate shall reasonably request, to satisfy its due diligence requirements. Notwithstanding the foregoing, Geotec shall not be required to disclose therein the formula for its Enzyme/Protein Technology, Base Stock or Enzyme/Protein to StoneGate or its affiliates. Geotec acknowledges that StoneGate may, but shall not be required, to conduct patentability and infringement searches for the Geotec Technologies, and Geotec agrees to cooperate in defining and reviewing such searches.  StoneGate agrees to retain all information so obtained from Geotec in accordance with the confidentiality agreement previously signed by the parties.  From and after the date of this Agreement, the Company shall inform StoneGate of any material events, or developments concerning potential material events, that may come to the attention of the Company at any point during the term of the Engagement. None of the documents or other information provided to StoneGate (collectively, the “Information”) shall contain an untrue statement of a material fact or omit to state a material fact necessary to make any such statements, in light of the circumstances under which they were made, not misleading. Following the closing of an Offering, the Company shall provide to StoneGate all information that is made available either to purchasers in the Offering or to the Company’s stockholders generally. Notwithstanding the foregoing, in no event shall the provisions of this Section 3A be interpreted to require the Company to provide any information, or provide information in any form, which it does not already make, or is not, following the closing of an Offering, required to make, available to shareholders or management provided that it is understood that the Company shall in any event retain the responsibility to assure complete disclosure so as to avoid liability for misleading disclosure under applicable securities laws. . The Company recognizes and confirms that in the performance of its services hereunder: (i) StoneGate may rely on the Information provided by the Company without independent verification; (ii) StoneGate does not assume responsibility for the accuracy or completeness of the Information whether or not StoneGate makes an independent verification; and (iii) StoneGate will not make or cause to be made an independent appraisal of the assets or business of the Company.

B.

Confidentiality of Company Material. StoneGate will use its best efforts to keep confidential and not disclose to any third party any confidential information of the Company made available to StoneGate pursuant to Section 3A hereof by the Company and which the Company marks or otherwise indicates is to be treated confidentially and not disclosed to prospective investors, and will use the confidential information only in connection with the engagement hereunder; provided, however, such confidential information shall not include any information already available to or in the possession of StoneGate from a non-confidential source prior to the date of its disclosure to StoneGate by the Company, any disclosure to potential investors of any information in the Memorandum or the Investor Materials, any information generally available to the public, or any information which becomes available to StoneGate on a non-confidential basis from a third party who is not bound by a confidentiality obligation to the Company; and provided further, that such confidential information may be disclosed (i) subject to the provisions hereof, to

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

StoneGate’s partners, employees, agents, advisors and representatives in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; or (ii) if, upon the advice of counsel, StoneGate is compelled to disclose such information under applicable law.

C.

Confidentiality of StoneGate Information. The Company will keep confidential and not disclose to any third party any confidential nonpublic information which it receives regarding StoneGate, its business, assets, database, properties, technology, condition and prospects provided, however, such confidential information shall not include any information already available to or in the possession of the Company from a non-confidential source prior to the date of its disclosure to the Company by StoneGate, any disclosure to potential investors of any information in the Memorandum or the Investor Materials, any information generally available to the public, or any information which becomes available to the Company on a non-confidential basis from a third party who is not bound by a confidentiality obligation to StoneGate; and provided further, that such confidential information may be disclosed (i) with StoneGate’s prior written consent (ii) subject to the provisions hereof, to the Company’s partners, employees, agents, advisors and representatives in connection with the Company’s engagement of StoneGate hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; or (iii) if, upon the advice of counsel, the Company is compelled to disclose such information under applicable law.

4.

Termination.

The engagement hereunder will terminate upon the earliest to occur of: (i) thirty-six months from the date of execution hereof; (ii) the mutual written agreement of the Company and StoneGate; (iii) thirty (30) days following the delivery of a written termination notice, with or without cause, from StoneGate or the Company to the other, provided that the Company may terminate the engagement hereunder pursuant to this item (iii) only following a material default by StoneGate hereunder.

5.

Indemnification.

StoneGate and the Company hereby agree to the indemnification terms set forth in Exhibit A hereto.

6.

Miscellaneous.

A.

Notices. All notices or communications hereunder will be in writing and will be mailed or delivered as follows: If to the Company, to Geotec, Inc., 110 East Atlantic Avenue, Suite 200, Delray Beach FL  33444, Attention: Bradley T. Ray, Chairman and CEO, facsimile number (561) 276-9964; and if to StoneGate, at StoneGate Partners, LLC, 401 Edgewater Place, Suite 120, Wakefield, MA 01880, Attention: Brian W. Bernier, facsimile number (617) 330-9010.

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

B.

Survival; Governing Law; Entire Agreement. The provisions of this Section 6 and Sections 1E, 2, 4 and 5 and Exhibit A hereof shall survive any termination of this Agreement. The provisions of Section 3B hereof shall survive delivery of the Securities and any termination of this Agreement for a period of five (5) years following the final delivery of the Securities or the termination of this Agreement, as applicable. This Agreement, including the Exhibits hereto, shall be governed by and construed in accordance with the internal laws of State of New York without giving effect to any principles of conflicts of law. This Agreement, together with the Exhibits hereto, contains the entire agreement between the Company and StoneGate concerning the Offering and supersedes any prior understanding or agreement whether written or oral. Any amendment hereto or waiver of any right or obligation hereunder must be in writing signed by the party to be charged.

C.

Exclusivity. The Company represents that it has no agreement with any other broker or investment banker that would result in a fee payable by the Company upon the consummation of any Transaction. The Company further acknowledges and agrees that, during the term of this Agreement, it will not enter into any agreement that would result in a fee being payable by the Company to a third party upon the consummation of any Transaction, unless StoneGate’s exclusivity rights terminate as provided for in Section 1A of this Agreement.

D.

Advertisement after Completion of the Transaction. In the event that a Transaction is completed, StoneGate shall have the right to advertise its role as financial advisor to the Company as long as the Company consents prior to such advertisement. StoneGate will submit all copy of such advertising to the Company for approval, such approval not to be unreasonably withheld.

E.

Due Diligence. No closing of this Offering shall occur until StoneGate has completed to its satisfaction, and in its sole discretion, its diligence and financial review of the Company.

F.

Disclosure.  The Company acknowledges that it has received full disclosure of the pending FINRA proceeding against Brian W. Bernier and StoneGate.

[REMAINDER OF PAGE DELIBERATELY LEFT BLANK]

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Bradley T. Ray, Chairman & CEO

As of April 30, 2008

This Agreement is effective as of the date first set forth above. Please confirm that the foregoing correctly and completely sets forth our understanding, by signing and returning to us the enclosed duplicate of this Agreement.

Sincerely,

STONEGATE PARTNERS, LLC

Accepted and agreed:

GEOTEC, INC.

/s/:  Brian W. Bernier

Brian W. Bernier,

/s/:  Bradley T. Ray

Managing Director

Bradley T. Ray,

Chief Executive Officer

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EXHIBIT A

INDEMNIFICATION AND CONTRIBUTION

In consideration of the agreement of StoneGate to act on behalf of the Company pursuant to this Agreement, the Company agrees to indemnify and hold harmless StoneGate, its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees, registered representatives and controlling persons (as defined in the Securities Act) (StoneGate and each such other person or entity are hereinafter referred to as an “Indemnified Person” in the context of this paragraph and as the context herein may otherwise require), to the fullest extent permitted by law, from and against any losses, claims, damages, expenses and liabilities or actions not covered by collected insurance (including actions brought by us, as investors, or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings or investigations, formal or informal, or threats thereof (collectively, “Losses”), as they may be incurred, including all reasonable legal fees and other expenses reasonably incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, to which any of them may become subject (including in any settlement effected with the Company’s consent, which shall not be unreasonably withheld) and which are related to or arise out of any misrepresentation or omission of material fact by the Company in connection with the offer and/or sale of its securities The Company will not however, be responsible under the foregoing provisions with respect to any Losses to the extent that such Losses resulted from an Indemnified Person’s securities sales practice violations, willful misconduct or bad faith. The Company further agrees to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or bad faith of such Indemnified Person.

In consideration of the agreement of the Company to engage StoneGate as its exclusive private placement agent, StoneGate agrees to indemnify and hold harmless the Company, its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees, registered representatives and controlling persons (as defined in the Securities Act) (the Company and each such other person or entity are hereinafter referred to as an “Indemnified Person” in the context of this paragraph and as the context herein may otherwise require), to the fullest extent permitted by law, from and against any Losses not covered by collected insurance as they may be incurred, including all reasonable legal fees and other expenses reasonably incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, to which any of them may become subject (including in any settlement effected) and which are related to or arise out of any securities sales practice violations or any unauthorized statements made by StoneGate which constitute misrepresentation or omissions of material fact by StoneGate in connection with the offer and/or sale of the Company’s securities. StoneGate will not however, be responsible under the foregoing provisions with respect to any statement or omission which is made by, or approved by, the Company, including, without limitation, any which are set forth in, or omitted from, the Investor Materials or any Losses to the extent that such Losses resulted from an Indemnified Person’s

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willful misconduct or bad faith. StoneGate further agrees to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or bad faith of such Indemnified Person.

Any party subject to an indemnity obligation under this Agreement shall be referred to as an “Indemnitor”.  If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless for all losses incurred by it, the Indemnitor shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Indemnitor on the other hand in connection with the transaction and (ii) the relative fault of each such Indemnified Person, respectively, and the Indemnitor as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate indemnification and/or contribution of StoneGate and/or all Indemnified Persons affiliated with StoneGate for all Losses exceed the amount of the fees actually received by StoneGate pursuant to section 2A of this Agreement. If the allocation provided in the preceding sentence is not permitted by applicable law, then and the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative benefits referred to in such preceding sentence and the relative fault of the Company and of such Indemnified Person. The respective relative benefits received by StoneGate and the Company in connection with any Offering shall be deemed to be in the same proportion as the aggregate fees paid to StoneGate in connection with the Offering bears to the gross proceeds of the Offering. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents, advisors or shareholders, directly or indirectly, related to or arising out of this Agreement, except Losses incurred by the Company which resulted from such Indemnified Person’s securities sales practice violations, willful misconduct or bad faith. In no event, regardless of the legal theory advanced shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature.

Promptly after receipt by any Indemnified Person of notice of any pending or threatened litigation, such Indemnified Person will promptly notify the Company in writing of such matter, provided, however, that the failure to provide such prompt notice to the Company shall not relieve the Company of any liability which it may have to such Indemnified Person unless and only to the extent such failure to provide each prompt notice to the Company has prejudiced in a substantial manner the defense of the litigation. In the event any such action is brought against

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any Indemnified Person, the Company shall be entitled to participate therein and to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person provided, however, that any Indemnified Person may at its own expense retain separate counsel. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Company’s expense and to control its own defense if such Indemnified Person reasonably determines (i) that defenses may be available to the Indemnified Person that are not available to the Company and/or may not be consistent with the best interests of the Company or (ii) a difference of position or potential difference of position exists that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. The decision of an Indemnified Person to employ separate counsel shall not relieve the Company of any liability which it may have to the Indemnified Person. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding arising out of or relating to the engagement, unless such settlement includes an express, complete release of such Indemnified Person from all liability as to all asserted or potential claims against the Indemnified Person without any payment or other obligation on the part of such released Indemnified Person.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN

SUCH STATE. STONEGATE AND THE COMPANY HEREBY CONSENT, SOLELY FOR

THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS

HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN THE

STATE OF NEW YORK IN WHICH ANY CLAIM FOR WHICH

INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST

STONEGATE OR ANY OTHER INDEMNIFIED PERSON.

This Agreement may not be amended or otherwise modified except by an instrument signed by both the Company and StoneGate. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. If there is more than one Indemnitor hereunder, each Indemnifying Person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.

The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. The provisions set forth in this Exhibit A shall remain operative and in full effect regardless of any termination of any Indemnified Person by the Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in this Agreement.

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ANNEX 1

1.

Aggregate Consideration shall be the total consideration received by the Company in cash in connection with any Transaction. The amount of any promissory notes or other property accepted by the Company in lieu of cash, including, without limitation, stock, employment contracts, long-term leases on real estate or equipment, licensing fees, expense reimbursement, contracts and assumption of debt, shall also be considered part of such total consideration.

2.

Aggregate Consideration shall also include amounts deferred and/or paid into escrow as well as amounts made in installments.

Endnotes

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